SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (this “Agreement”) is dated as of November 30, 2015, between InnSuites Hospitality Trust, an Ohio unincorporated real estate investment trust (the “Trust”), and each purchaser identified on the signature pages hereto (each, including its successors and assigns, a “Purchaser” and collectively, the “Purchasers”).

WHEREAS, subject to the terms and conditions set forth in this Agreement and pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), the Trust desires to issue and sell to each Purchaser, and each Purchaser, severally and not jointly, desires to purchase from the Trust, securities of the Trust as more fully described in this Agreement.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Trust and each Purchaser agree as follows:

1. On November 30, 2015 or another date that is mutually acceptable to the parties (the “Closing Date”), upon the terms and subject to the conditions set forth herein, the Trust agrees to sell, and the Purchasers, severally and not jointly, agree to purchase hereunder, (i) that aggregate number of Shares of Beneficial Interest of the Trust set forth on such Purchaser’s signature page hereto (the “Shares”) (which aggregate number of Shares for all Purchasers shall be 704,225, at a purchase price of $2.13 per Share and the aggregate principal amount set forth on such Purchaser’s signature page hereto (the “Subscription Amount”). Each Purchaser shall deliver to the Trust, via wire transfer, certified check of immediately available funds, or another method acceptable to the Trust, an amount equal to such Purchaser’s Subscription Amount as set forth on its signature page hereto. Upon satisfaction of the covenants and conditions set forth herein, the closing of the transactions contemplated herein (the “Closing”) shall occur at the offices of the Trust or such other location as the parties shall mutually agree.

2. Representations and Warranties of the Purchasers. As of the date hereof and as of the Closing Date, each of the Purchasers hereby represents and warrants to the Trust as follows:

(a) The Purchaser is agreeing to purchase the Shares solely for the Purchaser’s own account and for investment and not with a view toward the distribution thereof. The Purchaser understands that the Shares which the Purchaser is purchasing will not be registered under the Securities Act or applicable state securities laws and, therefore, cannot be resold unless registered under the Securities Act and applicable state securities laws, or unless an exemption from registration is available. The Purchaser acknowledges that because of the restrictions on the transferability of the Shares, the Purchaser must bear the economic risk of the Purchaser’s investment in the Shares.

(b) The Purchaser has read carefully and is familiar with the Trust’s filings with the Securities and Exchange Commission (the “Commission”), including its last annual report on Form 10-K and subsequent quarterly reports on Form 10-Q, and understands the contents thereof, including the risks associated with an investment in the Shares; the Purchaser has been provided the opportunity, to the Purchaser’s satisfaction, to ask questions and receive answers concerning the terms and conditions of the offering of the Shares; all of the Purchaser’s questions have been answered to the Purchaser’s satisfaction; and the Purchaser has been supplied with all additional information requested and deemed necessary by the Purchaser to make an investment decision with respect to the Shares.

(c) The Purchaser presently qualifies as an “accredited investor” as such term is defined in Rule 501 under the Securities Act.

(d) Except as set forth in the Trust’s filings with the Commission, the Purchaser is not an “affiliate” of the Trust (it being understood that an “affiliate” means any person or entity that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a person as such terms are used in and construed under Rule 405 and Rule 144 under the Securities Act).

(e) The Purchaser: (i) is familiar with investments of this type and has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Shares; (ii) does not have an overall commitment to investments that are not readily marketable that is disproportionate to the Purchaser’s net worth, and the Purchaser’s investment in the Shares will not cause such overall commitment to become excessive; and (iii) has adequate net worth and means of providing for the Purchaser’s current needs and personal contingencies to sustain a complete loss of the Purchaser’s investment in the Shares.

(f) The Purchaser is fully aware that the Shares are being issued and sold in reliance upon the exemption provided for by Section 4(a)(2) of the Securities Act and similar exemptions provided under state securities laws on the grounds that no public offering is involved and that the representations, warranties and agreements set forth in this Agreement are essential to the claiming of such exemptions.

(g) The Purchaser: (i) is purchasing the Shares with the Purchaser’s own funds and not with the funds of any other person, firm or entity; (ii) is acquiring the Shares for the Purchaser’s own account; and (iii) has no reason to anticipate a change in personal circumstances, financial or otherwise, that would cause the Purchaser to sell or distribute, or necessitate or require any sale or distribution of, the Shares, and no other person, firm or entity has or will have any beneficial interest in the Shares.

(h) The Purchaser will cooperate in filing, or authorizing the filing on the Purchaser’s behalf, of any report or form required by the Commission or any state securities agencies to be filed in connection with the purchase of the Shares.

(i) The person(s) executing this Agreement, has the right, power, authority and capacity to sign and deliver this Agreement and perform all obligations hereunder on behalf of the Purchaser. The Purchaser understands, represents and warrants that this Agreement is binding on the Purchaser and enforceable in accordance with its terms.

(j) The Purchaser, if a business entity, represents and warrants that the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by the Purchaser. The Purchaser, if a business entity, was not formed for the specific purpose of acquiring the Shares to which this Agreement relates.

(l) The Purchaser is presently a bona fide resident of the state set forth on the signature page hereof and the address set forth thereon is the Purchaser’s true and correct residence. The Purchaser has no present intention of becoming a resident of any other state or jurisdiction.

(m) The Purchaser understands that nothing in this Agreement or any other materials presented to the Purchaser in connection with the purchase and sale of the Shares constitutes legal, tax or investment advice. The Purchaser has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of the Shares.

(n) The Purchaser is not purchasing the Shares as a result of any advertisement, article, notice or other communication regarding the Shares published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement. The Purchaser has had a pre-existing relationship with the Trust prior to contemplating an investment contemplated herein.

3. Representations and Warranties of the Trust. As of the date hereof and as of the Closing Date, the Trust hereby represents and warrants to each of the Purchasers as follows:

(a) The Trust is an entity duly organized, validly existing and in good standing under the laws of the State of Ohio, with the requisite power and authority to perform its obligations under this Agreement and to consummate the transactions contemplated hereby.

(b) Subject to Section 4(a)(C) hereof, (i) the Trust has the requisite power and authority to enter into and perform its obligations under this Agreement; (ii) the execution, delivery and performance of this Agreement have been duly authorized by all necessary action on the part of the Trust; and (iii) assuming the due authorization, execution and delivery by each of the Purchasers, this Agreement will, when executed, constitute valid and binding obligations of the Trust in accordance with its terms.

(c) The Trust currently has an unlimited number of Shares of Beneficial Interest available for issuance under its Declaration of Trust. As of the date hereof, the Trust has 8,762,819 Shares of Beneficial Interest issued and outstanding.

(d) Subject to Section 4(a)(C) hereof, the Shares issuable to the Purchasers pursuant to this Agreement have been duly authorized and, when issued to the Purchasers pursuant to this Agreement, will be validly issued, fully paid and nonassessable and free and clear of any and all encumbrances (other than restrictions upon transfer imposed by applicable securities laws). Assuming the accuracy of the representations of the Purchasers set forth in this Agreement, the Shares issuable to the Purchasers hereunder will be issued in compliance with all applicable federal and state securities laws.

4. Closing Conditions.

(a) The obligations of the Trust hereunder in connection with the Closing are subject to the following conditions being met:

a. The accuracy in all material respects when made and on the Closing Date of the representations and warranties of the Purchasers contained herein;

b. All obligations, covenants and agreements of each Purchaser required to be performed at or prior to the Closing Date shall have been performed;

c. The approval by the NYSE MKT of the Trust’s additional listing application regarding the aggregate number of the Shares to be issued to the Purchasers in this offering shall have been obtained; and

d. The delivery by each Purchaser of the signed copy of this Agreement and the Subscription Amount.

(b) The respective obligations of the Purchasers hereunder in connection with the Closing are subject to the following conditions being met:

a. The accuracy in all material respects when made and on the Closing Date of the representations and warranties of the Trust contained herein;

b. All obligations, covenants and agreements of the Trust required to be performed at or prior to the Closing Date shall have been performed;

c. The approval by the NYSE MKT of the Trust’s additional listing application regarding the aggregate number of the Shares to be issued to the Purchasers in this offering shall have been obtained; and

d. The delivery by the Trust of the signed copy of this Agreement and the stock certificates for the Shares.

5. Each of the Purchasers, severally and not jointly, agrees to indemnify and hold harmless the Trust and its founders, trustees, officers, agents, attorneys, representatives and other shareholders from any and all losses to any of them arising out of the breach of any of such Purchaser’s agreements, representations or warranties set forth in this Agreement. All representations, warranties and agreements contained in this Agreement and the indemnification contained in this section shall survive the purchase and sale of the Shares.

6. Each of the Purchaser’s understands that this Agreement is binding on the Purchaser, and any heirs, personal representatives, successors or assigns of the Purchaser, and may not be canceled, revoked, transferred or assigned by the Purchaser or by any of them. This Agreement may only be amended by prior written agreement between the Trust and the Purchaser.

7. Certificates for the Shares shall bear a legend substantially in the following form:

THIS SECURITY HAS NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD IN THE ABSENCE OF (I) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR (II) PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE TRUST.

8. This Agreement contains the entire understanding of the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral or written, with respect to such matters. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

9. This Agreement will be governed by and construed in accordance with the laws of the State of Ohio, notwithstanding any conflict of law provision to the contrary. Any dispute or disagreement related to this Agreement or the purchase of the Shares by the Purchasers shall be heard by a state or federal court located in Cleveland, Ohio, and the Purchaser hereby expressly waives the Purchaser’s right to object to such venue on the grounds of lack of personal jurisdiction or forum non-conveniens.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed and delivered this Agreement, which may be executed in one or more counterparts, as of the date set forth above.

INDIVIDUALS SIGN HERE:	Subscription Amount: $1,499,999.25

Sign Here:	Number of Shares:
Print Name:

ENTITIES SIGN HERE:
Address: 1625 E Northern Ave, Suite #105
Name of Entity: Rare Earth Financial, LLC		Phoenix, Arizona 85020

Sign Here:	/s/ James Wirth, Managing Member
Print Name:	James Wirth
Title:	Managing Member of Rare Earth Financial, LLC

Accepted by:

INNSUITES HOSPITALITY TRUST

Sign Here:	/s/ Adam Remis
Print Name:	Adam Remis
Title:	Chief Financial Officer